Exhibit 10.2

Amendment to the e.l.f. Beauty, Inc. 2016 Equity Incentive Award Plan
Effective July 2, 2020
This Amendment to the e.l.f. Beauty, Inc. 2016 Equity Incentive Award Plan (as amended, the “Plan”) is effective as of the date first set forth above, such amendment having been approved by the Board of Directors of e.l.f. Beauty, Inc., a Delaware corporation (the “Company”), on June 30, 2020 in accordance with the Plan.
As of result of the foregoing approval:

1.	Section 3.1(a)(iii) of the Plan is hereby amended and restated in its entirety to read as follows:

“(iii) an annual increase on the first day of each calendar year beginning in 2021 and ending in 2026 equal to the lesser of (A) two percent (2%) of the Shares outstanding on the last day of the immediately preceding calendar year and (B) such smaller number of Shares as determined by the Board”
(Signature Page Follows)

The undersigned, being the duly appointed and acting Corporate Secretary of the Company, hereby certifies that the foregoing amendment was duly approved and adopted by the Board of Directors of the Company effective as of the date first referenced above.

By:	/s/ Scott Milsten
Name: Scott Milsten
Title: Corporate Secretary

Signature Page to Amendment to the e.l.f. Beauty, Inc. 2016 Equity Incentive Award Plan